SPECIMEN WARRANT CERTIFICATE

NUMBER

WARRANTS

W-___________

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.
NEW YORK CITY TIME, FIVE YEARS FROM THE DATE OF CONSUMMATION OF THE COMPANY’S INITIAL BUSINESS TRANSACTION)

FLATWORLD ACQUISITION CORP.

CINS [    ]

WARRANT

THIS WARRANT CERTIFIES THAT, for value received

or registered agents, is the registered holder of a Warrant or Warrants expiring on a date which is five years from the date of the Company’s consummation of its initial business transaction (the “Warrant”) to purchase one fully paid and non-assessable ordinary share, no par value per share (the “Shares”), of FLATWORLD ACQUISITION CORP., a British Virgin Islands business company organized with limited liability (the “Company”), for each Warrant evidenced by this certificate (the “Warrant Certificate”).

Each Warrant entitles the holder to purchase one (1) Share, at a price of  $11.00 per Share (the “Warrant Price”), subject to adjustment. Each Warrant will become exercisable on the later of (i) thirty (30) days after the Company’s completion of a business transaction through a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business transaction (each a “Business Transaction”) or (ii) [      ], 2011 [ONE YEAR FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING], and will expire unless exercised before 5 p.m. New York City time on the date which is five years from the date of the Company’s consummation of its initial Business Transaction, or earlier upon redemption (the “Expiration Date”).  The Company shall only be obligated to issue ordinary shares upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company (such payment to be made by check made payable to the Warrant Agent).  In no event shall the registered holder(s) of this Warrant be entitled to receive a net-cash settlement, Shares or other consideration in lieu of physical settlement in Shares of the Company. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.  The Warrant will not become exercisable and shall be worthless in the event the Company fails to consummate a Business Transaction within 18 months (or 24 months in certain circumstances) of the date of the final prospectus relating to the Company’s initial public offering.

The Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act of 1933 (as amended, the “Act”) with respect to the Shares underlying the Warrant is effective.  In the event that a registration statement with respect to the Shares is not effective under the Act, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a Share, the Company will, upon exercise, round up to the nearest whole number the number of Shares to be issued to the warrant holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder(s) hereof or its assignee(s) a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder(s) hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder(s) as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder(s), and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder(s) to any of the rights of a shareholder of the Company.

The Company reserves the right to redeem the Warrant at any time prior to its exercise, with a notice of redemption in writing to the holder(s) of record of the Warrant, giving 30 days’ notice of such redemption at any time after the Warrant becomes exercisable if the last sales price of the Shares has been at least $16.50 per share on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such redemption is given and there is an effective registration statement covering the Shares underlying the Warrants for the continuous period beginning on the date on which notice is given and ending on the date of redemption.  The redemption price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be canceled on the books of the Company and have no further value except for the $.01 redemption price.

Solely in the event of redemption in which the Company’s management has elected to force all holders of Warrants to exercise such Warrants on a “cashless basis,” the number of Shares due the holder shall equal: that number of Shares equal to the quotient obtained by dividing (x) the product of the number of Shares underlying the Warrants, multiplied by the difference between the Warrant Price and the “Fair Market Value” (defined below) by (y) the Fair Market Value. The “Fair Market Value” shall mean the average reported last sale price of the Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders.

The terms of the Warrants are subject to and qualified in their entirety by that certain Warrant Agreement  between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, dated [    ], 2010, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York, 10004, and are available to any Warrant holder on written request and without cost.  Further, the Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may be adjusted, subject to certain conditions.

COUNTERSIGNED:

CONTINTENTAL STOCK TRANSFER & TRUST COMPANY

WARRANT AGENT

BY:

AUTHORIZED OFFICER

DATED:

(Signature)

CHIEF EXECUTIVE OFFICER

(Seal)

(Signature)

SECRETARY

[REVERSE OF CERTIFICATE]

SUBSCRIPTION FORM

To Be Executed by the Registered Holder(s) in Order to Exercise Warrants

The undersigned Registered Holder(s) irrevocably elect(s) to exercise _________ Warrants represented by this Warrant Certificate, and to purchase the Shares issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name(s) of

 (PLEASE TYPE OR PRINT NAME(S) AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and be delivered to

 (PLEASE PRINT OR TYPE NAME(S) AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder(s) at the address(es) stated below:

Dated:

(SIGNATURE(S))

(ADDRESS(ES))

(TAX IDENTIFICATION NUMBER(S))

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,_____________________hereby sell(s), assign(s), and transfer(s) unto

_____________________________________________________

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS(ES))

_____________________________________________________

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and be delivered to

_____________________________________________________

(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS(ES))

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint________________________________Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

_____________________________

(SIGNATURE(S))

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

THE SIGNATURE(S) TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME(S) WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.